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                                                                     EXHIBIT 3.2










                                 FORM OF BYLAWS

                                       OF

                              GRANT PRIDECO, INC.


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                                 FORM OF BYLAWS

                                       OF

                              GRANT PRIDECO, INC.


                  AMENDED AND RESTATED ON ______________, 2000



                                   ARTICLE I
                                 CAPITAL STOCK

         I.1 Issuance of Capital Stock. The Board of Directors may authorize the issuance of the capital stock of the Corporation, to the extent such stock is authorized in the Certificate of Incorporation, at such times, for such consideration, and on such terms and conditions as the Board of Directors may deem advisable, subject to any restrictions and provisions of law and the Certificate of Incorporation.

         I.2 Certificates of Stock. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary. Such signatures may be facsimile if the certificate is signed by a transfer agent or registrar, other than the Corporation or its employee. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to any restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         I.3 Transfer Agents; Transfers. The Board of Directors may appoint one or more transfer agents and registrars, and may require certificates for shares to bear the signature of such transfer agent(s) and registrar(s). Subject to any restrictions on transfer, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation of its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require.


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         I.4      Replacement of Certificates. In case of the alleged loss,
destruction or mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Board of Directors may from time to time prescribe, or, if the Board of Directors has prescribed no such terms, on such terms as the Corporation's duly appointed transfer agent and registrar shall determine. The Board of Directors may require as a condition precedent to the issuance of a new certificate or uncertificated shares any or all of the following: (a) additional evidence of the loss, destruction or mutilation claimed; (b) advertisement of the loss in such manner as the Board of Directors may direct or approve; (c) a bond or agreement of indemnity, in such form and amount and with such surety (or without surety) as the Board of Directors may direct or approve; and (d) the order or approval of a court.

                                   ARTICLE II
                                  STOCKHOLDERS

         II.1 Record Holders. The Corporation shall be entitled to treat the person in whose name any share of stock is registered as the owner thereof for purposes of dividends and other distributions in the course of business or in the course of recapitalization, consolidation, merger, reorganization, liquidation, or otherwise, and for the purpose of votes, approvals and consents by stockholders, and for the purpose of notices to stockholders, and for all other purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not the Corporation shall have notice thereof, save as expressly required by the laws of the State of Delaware. It shall be the duty of each stockholder to notify the Corporation of such stockholder's address.

         II.2 Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to exercise any rights in respect of any change, conversion or exchange of stock the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. In order that the Corporation may determine the stockholders entitled to receive the payment of any dividend or other distribution or any allotment of any rights, the Board of Directors may fix in advance a record date and a payment date therefor. In such case only stockholders of record on such record date shall be so entitled notwithstanding any transfer of stock on the books of the Corporation after the record date.

         II.3 Annual Meeting. The annual meeting of stockholders shall be held on the third Friday in May in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day), at the principal office of the Corporation at 11:00 o'clock A.M. unless a different date, hour or place within or without the State of Delaware is fixed by the Board of Directors or the Chairman of the Board. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Certificate of Incorporation or by these Bylaws, may be specified by the Board of Directors or the Chairman of the Board.

         II.4 Special Meetings. A special meeting of stockholders may only be called by the Chairman of the Board or the Board of Directors. At any special meeting of stockholders, only such


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business shall be conducted as shall be provided for in the resolution or resolutions calling the special meeting or, where no such resolution or resolutions have been adopted, only such business shall be conducted as shall be provided in the notice to stockholders of the special meeting.

         II.5 Notice of Meetings. A written notice stating the place, date and hour and purpose of all meetings of stockholders shall be given by the Secretary (or other person authorized by these Bylaws or by law or by the Board of Directors) not less than ten nor more than sixty days before the meeting (unless a shorter or longer time may be prescribed by law) to each stockholder entitled to vote thereat and to each stockholder who by law is entitled to such notice. If mailed, such notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears in the records of the Corporation. Notice need not be given to a stockholder if a written waiver of notice is executed before, at or after the meeting by such stockholder, if communication with such stockholder is unlawful, or if such stockholder attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened. An affidavit of the Secretary or an Assistant Secretary of the transfer agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facia evidence of the facts stated therein. If a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken, except that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         II.6 Quorum; Adjournment. The holders of a majority in interest of all stock issued, outstanding and entitled to vote at a meeting shall constitute a quorum. Any meeting may be adjourned, whether or not a quorum is present, by the presiding officer of the meeting for any reason (including, if the presiding officer determines that it would be in the best interests of the Corporation to extend the period of time for the solicitation of proxies) from time to time and place to place until the presiding officer shall determine that the business to be conducted at the meeting is completed, which determination shall be conclusive.

         II.7 Voting and Proxies. Stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the books of the Corporation unless otherwise provided by law or by the Certificate of Incorporation. Stockholders may vote either in person or by written proxy (which may include a signature and form of proxy pursuant to a facsimile or telegraphic form of proxy or any other instruments acceptable to the Judge of Election of the meeting), but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

         II.8 Conduct of Meetings. The order of business and all other matters of procedure at every meeting of the stockholders may be determined by the presiding officer of the meeting, who

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shall be the Chairman of the Board, or in the absence of the Chairman of the
Board, the President, or in the absence of both of them such other officer of the Corporation or member of the Board of Directors as designated by the Board of Directors. The presiding officer of the meeting shall have all the powers and authority vested in a presiding officer by law or practice without restriction, including, without limitation, the authority, in order to conduct an orderly meeting, to impose reasonable limits on the amount of time at the meeting taken up in remarks by any one stockholder and to declare any business not properly brought before the meeting to be out of order. The Board of Directors shall appoint one or more Judges of Election to serve at every meeting of the stockholders in accordance with Delaware law.

         II.9 Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by vote of the holders of a majority of the shares of stock voting on such matter except where a larger vote is required by law or by the Certificate of Incorporation. Any election of Directors by stockholders shall be determined by plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these Bylaws. No ballot shall be required for any election unless requested by a stockholder entitled to vote in the election. The Corporation shall not directly or indirectly vote any share of its own stock; provided, however, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

         II.10 Action Without a Meeting. Any action required or permitted by law to be taken at any annual or special meeting of stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

         II.11 Stockholder Lists. The Secretary (or other person authorized by these Bylaws or by law) shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

                                  ARTICLE III
                                   DIRECTORS

        III.1 Powers. The business of the Corporation shall be managed by a Board of Directors, who may exercise all the powers of the Corporation except as otherwise provided by the Certificate of Incorporation or by law.

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         III.2    Number of Directors. The number of Directors may be increased or decreased from time to time by a vote of not less than 2/3 of the Directors then in office, but no decrease shall have the effect of shortening the term of any incumbent Director.

         III.3 Election. Directors of the Corporation shall be elected annually at each Annual Meeting of Stockholders.

         III.4 Nomination. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors of the Corporation.

         (a) Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders only (i) by or at the direction of the Board of Directors or (ii) by a stockholder who (A) is a stockholder of record who has owned at least 1% or $1000 in market value of voting securities of the Corporation for at least one year on the date of such stockholder gives the notice provided for below and who owns continues to own such securities on the record date for the determination of stockholders entitled to vote at such annual meeting and through the date of the meeting and
(B) gives timely and proper notice in writing to the Secretary of the Corporation of such nomination. To be timely, a stockholder's notice must be received at the principal executive offices of the Corporation not less than 120 nor more than 150 days in advance of the anniversary of the date of the Corporation's proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if no annual meeting was held in the previous year or the annual meeting is called for date that is not within 30 days before or after the date contemplated at the time of the previous year's proxy statement, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the annual meeting date was made, whichever occurs first. To be proper, a stockholder's notice to the Secretary of the Corporation must set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended, or any successor regulation thereto, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Corporation that the stockholder owns of record or beneficially, the dates on which such stockholder acquired such securities and documentary support in accordance with Regulation 14A for a claim of beneficial ownership, (iv) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination or nominations are to be made by such stockholder and (v) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in the notice. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

         (b) Any adjournment or postponement of the original meeting whereby the meeting will reconvene within 30 days from the original date shall be deemed for purposes of notice to be a continuation of the original meeting and no nominations by a stockholder of persons to be elected

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as directors of the Corporation may be made at any such reconvened meeting unless timely notice of such nominations was given to the Secretary of the Corporation for the meeting as originally scheduled.

         (c) If the presiding officer of the meeting of stockholders determines that a nomination was not properly brought before the annual meeting in accordance with the foregoing procedures, the presiding officer shall declare to the meeting that the nomination was not properly brought before the meeting and such nomination shall be disregarded.

         (d) For purpose of this Section, the term "public disclosure" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended.

         (e) Notwithstanding anything contained in this Section to the contrary, a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section. Nothing in this Section shall be deemed to affect any rights of the holders of any series of Preferred Stock to elect Directors under specified circumstances.

         III.5 Tenure. Except as otherwise provided by law or by the Certificate of Incorporation, Directors shall hold office until their successors are elected and qualified or until their earlier resignation or removal. Any Director may resign by delivering a written resignation to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

         III.6 Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by an increase in the number of Directors, may be filled by a majority of the remaining Directors or as otherwise provided by law.

         III.7 Removal. A Director may be removed from office (a) with or without cause by vote of the holders of the majority of the shares of stock entitled to vote in the election of Directors or (b) to the extent permitted by law, for cause by vote of the majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove such Director.

         III.8 Meetings; Participation. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the Chairman of the Board or by three or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all Directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

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         III.9    Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each Director by the Secretary, or Assistant Secretary, or in the case of the death, absence, incapacity or refusal of such persons, by one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to such Director's business or home address at least twenty-four hours in advance of the meeting, or by written notice mailed to such Director's business or home at least forty-eight hours in advance of the meeting. Notice need not be given to any Director if a written waiver of notice is executed by such Director before, at or after the meeting, if communication with such Director is unlawful, or if such Director attends the meeting in question, unless such attendance was for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting was not lawfully called or convened.

         III.10 Quorum; Adjournment. At any meeting of the Board of Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

         III.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, a majority of the Directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these Bylaws.

         III.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with the minutes of the Board of Directors. Such consent shall be treated as a vote of the Board of Directors for all purposes.

         III.13 Committees. The Board of Directors, by a majority vote of the Directors then in office, may establish one or more committees, and may delegate thereto some or all of its powers except those which by law, by the Certificate of Incorporation, or by these Bylaws may not be delegated. Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these Bylaws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board of Directors may abolish any committee at any time. Each such committee shall report its action to the Board of Directors who shall have power to rescind any action of any committee without retroactive effect.

         III.14 Executive Committee. The Board of Directors shall establish a standing Executive Committee. The Executive Committee shall consist of not less than three Directors. The Executive Committee shall have and exercise the full power and authority of the Board of Directors between meetings of the Board of Directors, subject to such limitations and restrictions required by Delaware law, the Certificate of Incorporation, or as the Board of Directors may impose in a resolution duly adopted by the whole Board of Directors.

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         III.15   Compensation Committee. The Board of Directors shall
establish a standing Compensation Committee. The Compensation Committee shall consist of not less than two Directors, none of whom shall be employees of the Corporation. The Compensation Committee shall recommend to the Board of Directors the compensation to be paid to officers and key employees of the Corporation and the compensation of members of the Board of Directors. Except as otherwise provided in any specific plan adopted by the Board of Directors, the Compensation Committee shall be responsible for administration of executive incentive compensation plans, stock option plans and other forms of direct or indirect compensation of officers and key employees, and each member of the Compensation Committee shall have the power and authority to execute and bind the Company to such documents, agreements and instruments related to such plans and compensation as are approved by the Compensation Committee. In the alternative, the Compensation Committee may authorize any officer of the Company to execute such documents, agreements and instruments on behalf of the Company. In addition, the Compensation Committee shall review levels of pension benefits and insurance programs for officers and key employees.

         III.16 Audit Committee. The Board of Directors shall establish a standing Audit Committee. The Audit Committee shall consist of not less than two Directors, a majority of whom shall not be employees of the Corporation. The Audit Committee shall be responsible for recommending to the entire Board of Directors engagement and discharge of independent auditors of the financial statements of the Corporation, shall review the professional service provided by independent auditors, shall review the independence of independent auditors, shall review with the auditors the plan and results of the auditing engagement, shall consider the range of audit and non-audit fees, shall review the adequacy of the Corporation's system of internal accounting controls, shall review the results of procedures for internal auditing and shall consult with the internal auditor of the Corporation with respect to all aspects of the Corporation's internal auditing program. In addition, the Audit Committee shall direct and supervise special investigations as deemed necessary by the Audit Committee.

         III.17 Compensation of Directors. Unless the Board of Directors adopts a resolution to the contrary, the Directors shall be paid their expenses, if any, of attendance at each meeting of the Board of Directors, or a meeting of a committee thereof. By resolution of the Board of Directors, the Directors may be paid a fixed sum for attendance at each meeting of the Board of Directors, or a meeting of a committee thereof, or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. The Board of Directors may establish other forms of compensation for Directors (including variable compensation) as it deems advisable.

                                   ARTICLE IV
                                    OFFICERS

         IV.1 Officers. The officers of the Corporation shall be a Chairman of the Board and Chief Executive Officer, a President, one or more Vice Presidents, any one or more of which may be designated Executive Vice President or Senior Vice President, a Secretary and a Treasurer. The Board of Directors may appoint such other officers and agents, including Chief Financial Officer, Controller, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers, in each case

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as the Board of Directors shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors. The Chairman of the Board shall be elected from among the Directors. None of the other officers need be a Director. None of the officers need be a stockholder of the Corporation. Any two or more offices may be held by the same person. No officer shall execute, acknowledge, verify or countersign any instrument on behalf of the Corporation in more than one capacity, if such instrument is required by law, by these Bylaws or by any act of the Corporation to be executed, acknowledged, verified, or countersigned by two or more officers.

         IV.2 Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at its first regular meeting held after each annual meeting of stockholders or as soon thereafter as conveniently possible. Each officer shall hold office until such officer's successor shall have been chosen and shall have qualified or until such officer's death or the effective date of such officer's resignation or removal, or until such officer shall cease to be a Director in the case of the Chairman of the Board.

         IV.3 Removal and Resignation. Any officer or agent elected or appointed by the Board of Directors may be removed with or without cause by the affirmative vote of a majority of the Board of Directors whenever, in its judgment, the best interests of the Corporation shall be served thereby, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         IV.4 Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

         IV.5 Compensation. Officers shall receive such compensation as may from time to time be determined by the Board of Directors. Agents and employees shall receive such compensation as may from time to time be determined by the Chief Executive Officer.

         IV.6 Chairman of the Board. The Chairman of the Board shall be the chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control the business and affairs of the Corporation The Chairman of the Board shall preside at all meetings of the Board of Directors or of the stockholders of the Corporation. The Chairman of the Board shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors. The Chairman of the Board shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors. The Chairman of the Board shall keep the Board of Directors informed and shall consult with them concerning the business of the Corporation. The Chairman of the Board may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be

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required by law to be otherwise executed. The Chairman of the Board shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation and in general the Chairman of the Board shall perform all other duties normally incident to the office of Chairman of the Board and Chief Executive Officer and such other duties as may be prescribed by the stockholders or the Board of Directors from time to time.

         IV.7 President. The President shall be the chief operating officer of the Corporation and, subject to the powers of the Chairman of the Board and Chief Executive Officer and the control of the Board of Directors, shall in general supervise and control the operations of the Corporation. In the absence of the Chairman of the Board, the President shall preside at all meetings of the Board of Directors and of the stockholders. The President may also preside at any such meeting attended by the Chairman of the Board if the President is so designated by the Chairman of the Board. The President shall have the power to appoint and remove subordinate officers, agents and employees, except those elected or appointed by the Board of Directors or by the Chairman of the Board and Chief Executive Officer. The President shall keep the Chairman of the Board and the Board of Directors informed and shall consult with them concerning the operations of the Corporation. The President may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The President shall vote, or give a proxy to any other officer of the Corporation to vote, all shares of stock of any other Corporation standing in the name of the Corporation and in general the President shall perform all other duties normally incident to that office and such other duties as may be prescribed by the stockholders or the Board of Directors from time to time.

         IV.8 Vice Presidents. In the absence of the Chairman of the Board and the President, or Senior Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. Any Vice President may sign certificates for shares of the Corporation and any deeds, bonds, mortgages, contracts, checks, notes, drafts, or other instruments that the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. The Vice Presidents shall perform such other duties as from time to time may be assigned to them by the Chairman of the Board, the President or the Board of Directors.

         IV.9 Secretary. The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of Directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) sign with the

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President, or an Executive or Senior Vice President or Vice President,
certificates for shares of the Corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general, perform all duties normally incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman of the Board, the President or the Board of Directors.

         IV.10 Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of the Treasurer's duties in such sum and with such surety or sureties as the Board of Directors shall determine. The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies, or other depositories as shall be selected in accordance with these Bylaws; (c) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of the stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board or the President, a statement of financial condition of the Corporation in such detail as may be required; and
(d) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Chairman of the Board, the President or the Board of Directors.

         IV.11 Assistant Secretary or Treasurer. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman of the Board, the President or the Board of Directors. The Assistant Secretaries and Assistant Treasurers shall, in the absence of the Secretary or Treasurer, respectively, perform all functions and duties which such absent officers may delegate, but such delegation shall not relieve the absent officer from the responsibilities and liabilities of such officer's office. The Assistant Secretaries may sign, with the President or a Vice President, certificates for shares of the Corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine.

         IV.12 Other Powers and Duties. Subject to these Bylaws, each officer of the Corporation shall have in addition to the duties and powers specifically set forth in these Bylaws, such duties and powers as are customarily incident to such officer's office, and such duties and powers as may be designated from time to time by the Board of Directors.

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                                   ARTICLE V
                                INDEMNIFICATION

         V.1 Present and Former Directors and Officers. The Corporation shall indemnify, to the fullest extent that the General Corporation Law of the State of Delaware as it exists on the date hereof and as it may hereafter be amended, each of its present and former Directors and officers against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any threatened, pending or completed action, suit or proceeding, whether by or in the right of the Corporation, by a third party or otherwise, to which such person is or was made a party or threatened to be made a party by reason of the fact that such person is or was a Director or officer of the Corporation. As soon as practicable after a present or former officer or Director of the Corporation makes a claim for indemnification pursuant to this provision (or pursuant to any related contractual provision), the Corporation shall determine, pursuant to Section 145(d) of the General Corporation Law of the State of Delaware (or any successor statute thereto), whether or not such person met the applicable standard set forth in Section 145(a) or 145(b) of the General Corporation Law of the State of Delaware (or any successor statute thereto), as applicable. Upon finding that such applicable standard has been met, the Corporation shall immediately authorize such indemnification.

         V.2 Advancement of Expenses; Insurance. The Corporation shall pay expenses (including attorney's fees) incurred by a present or former officer or Director of the Corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding as and when such expenses are incurred, including in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such present or former officer or Director of the Corporation to repay such amount if it shall ultimately be determined in a final, non-appealable decision by a court of competent jurisdiction that such present or former officer or Director of the Corporation is not entitled to be indemnified by the Corporation under Delaware law. The Corporation shall purchase and maintain indemnification insurance on behalf of its Directors and officers in reasonable and customary amounts.

         V.3 Indemnification of Others. To the extent that the General Corporation Law of the State of Delaware as it exists on the date hereof and as it may hereafter be amended, under general or specific authority granted by the Board of Directors, the Corporation may furnish such indemnification persons other than present or former officers or Directors of the Corporation.

         V.4 Nature of Indemnities; Amendment of Indemnity Provisions. The rights to indemnification and advancement of expenses conferred in this Section are contractual rights. The rights conferred on any person by this Article shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of paragraphs the provisions of this Article shall not adversely affect any right or protection hereunder of any person in respect of any act or commission occurring before such repeal or modification.

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                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         VI.1 Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31 of each year.

         VI.2 Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation, but the absence of such seal shall not affect the validity of any document or instrument.

         VI.3 Execution of Instruments. All deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without Director action, may be executed on behalf of the Corporation by the Chairman of the Board, the President, any Senior or Executive Vice President or the Treasurer.

         VI.4 Voting of Securities. Unless otherwise provided by the Board of Directors, the President or Treasurer may waive notice of and act on behalf of the Corporation, or appoint another person or persons to act as proxy or attorney in fact for the Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or shareholders of any other Corporation or organization, any of whose securities are held by the Corporation.

         VI.5 Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

         VI.6 Corporate Records. The original or attested copies of the Certificate of Incorporation, Bylaws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

         VI.7 Certification of Incorporation. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended or restated and in effect from time to time.

         VI.8 Amendments. The power to adopt amend or repeal bylaws of the Corporation is conferred upon the Board of Directors of the Corporation; provided that the fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the Corporation of the power, nor limit their power to adopt, amend or repeal bylaws of the Corporation. In addition to any requirements of law and any other provision of this Restated Certificate of Incorporation or any resolution or resolutions of the Board of Directors adopted pursuant to Article 4 of this Restated Certificate of Incorporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Restated Certificate of Incorporation or any such resolution or resolutions), the affirmative vote of the holders of 80% or more of the combined voting power of the then outstanding shares of stock of all classes and series of stock the holders of which are entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend, alter or repeal any bylaws of the Corporation.

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